                                                                    EXHIBIT 99.2

                [GREENPOINT MORTGAGE FUNDING, INC. LETTERHEAD]


                                 March 30, 2001



TO ALL PARTIES LISTED ON SCHEDULE A
ATTACHED HERETO:


             RE: GreenPoint Home Equity Loan Trust (Series 2000-1); Accountants' Servicing Report regarding the Master Servicer
                  -----------------------------------------------------------


Ladies and Gentlemen:

     Pursuant to Section 3.10 of the Pooling Agreement and Indenture and Section 5(f) of the Underwriting Agreement with respect to the above-referenced offering, enclosed please find a copy of the Accountants' Servicing Report concerning the activities of GreenPoint Mortgage Funding, Inc. (as Master Servicer) during the preceding year.



                                               Very truly yours

                                               GREENPOINT MORTGAGE
                                               FUNDING, INC.,
                                               as Master Servicer


                                               /s/ Nathan Hieter
                                               --------------------------
                                               Nathan Hieter
                                               Vice President

                      [PRICEWATERHOUSECOOPERS LETTERHEAD]

                        INDEPENDENT ACCOUNTANT'S REPORT


To the Board of Directors and Shareholder of GreenPoint Mortgage Funding, Inc.


We have examined management's assertion about GreenPoint Mortgage Funding Inc.'s (the "Company"), a wholly-owned subsidiary of GreenPoint Bank, compliance with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP") as of and for the year ended December 31, 2000 included in the accompanying management assertion (see Exhibit 1). Management is responsible for the Company's compliance with those minimum servicing standards. Our responsibility is to express an opinion on management's assertion about the entity's compliance based on our examination.

Our examination was made in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the minimum servicing standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the standards.

In our opinion, management's assertion that the Company complied with the aforementioned minimum servicing standards as of and for the year ended December 31, 2000 is fairly stated, in all material respects.

/s/ PricewaterhouseCoopers LLP

March 20, 2001
Los Angeles, California

                    [GREENPOINT MORTGAGE FUNDING LETTERHEAD]

                  MANAGEMENT ASSERTION REGARDING COMPLIANCE
                       WITH MINIMUM SERVICING STANDARDS


As of and for the year ended December 31, 2000, GreenPoint Mortgage Funding, Inc. (the "Company"), a wholly-owned subsidiary of GreenPoint Bank, has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single
                                                       --------------
Attestation Program for Mortgage Bankers.  As of and for this same period,
----------------------------------------
GreenPoint Bank maintained on behalf of the Company, errors and omissions and employee fidelity bond insurance policies in the amount of $20,000,000 and $50,000,000, respectively.


March 20, 2001


/s/ Dennis Tussey
---------------------
Dennis Tussey
Servicing Manager


/s/ Robert Bernstein
---------------------
Robert Bernstein
Chief Financial Officer


/s/ S.A. Ibrahim
---------------------
S.A. Ibrahim
Chief Executive Officer

                                   SCHEDULE A

Bankers Trust Company of California, N.A.
1761 East St. Andrew Place
Santa Ana, CA  92705
Attn: Corporate Trust Office

Ambac Assurance Structured Finance
One State Street Plaza
New York, NY  10022-4834
Attn: Managing Director

Moody's Investor's Service, Inc.
99 Church Street
New York, NY  10004

Standard & Poor's, a division of the McGraw-Hill Companies, Inc.
55 Water Street
New York, NY  10041
Attn: Asset-Backed Surveillance Department

Federal Home Loan Mortgage Corporation
8200 Jones Branch Drive
McLean, VA  22102
Attn:  Vice President, Structured Finance

Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, CT  06830